FORM OF	Exhibit (4)(r)(1)

ADDITIONAL BENEFITS SPECIFICATIONS

GUARANTEED LIVING WITHDRAWAL BENEFIT OPTION RIDER:

[Marketing Name]

[Rider Form Number: [ICC21-DLIC-VA-GLWBFLEX-02-IC]]

Covered Person:	[John Doe]

Effective Date:	[Issue Date]

Adjustment Base Rate:	[X.XX%]

Adjustment Reference Rate market:	[Average of ]

Maximum Election Date Contract Value:	[$3,000,000]

Minimum Age:	[55]

Maximum Age:	[80]

Restricted Riders:	[Guaranteed Minimum Accumulation Benefit Rider Guaranteed Market Protection Benefit Rider]

Bonus Period:	A period ending after the earlier of [10] Contract Years and the Income Start Date

Bonus Rate:	[7.0]%

Termination Lockout Period:	[5] years

Annual Rider Fee Rate:	[1.25]%

The above-listed Annual Rider Fee Rate is guaranteed for the life of the Rider unless increased upon a Step-Up as described in the Rider. The Annual Rider Fee Rate will never exceed the Maximum Annual Rider Fee Rate indicated below.

Maximum Annual Rider Fee Rate:	[1.95%]

Rider Fee Lock Period:	[2 years]

ICC21-DLIC-VA-ABPGLWBFLEX-02-IC	[3-E]

FORM OF	Exhibit (4)(r)(1)

Lifetime Withdrawal Percentages:

Attained Age of Covered or Joint Covered Person	Benefit Percentage
	Single Life		Joint Life
[55 – 59]	[4.00	]%	[3.60	]%
[60 – 64]	[4.50	]%	[4.10	]%
[65 – 69]	[5.50	]%	[5.10	]%
[70 – 75]	[5.75	]%	[5.35	]%
[75 – 79]	[6.00	]%	[5.60	]%
[80 – 84]	[6.25	]%	[5.85	]%
[85-89]	[6.50	]%	[6.10	]%
[90+]	[6.50	]%	[6.10	]%

Lifetime Withdrawal Adjustment Factors:

Adjustment Election Rate minus Adjustment Base Rate	Lifetime Withdrawal Adjustment Factor
[< 0.50%]	[-0.25	%]
[-0.50% to - 0.26%]	[-0.10	%]
[-0.25% to 0.00%]	[0.00	%]
[0.01% - 0.25%]	[0.00	%]
[0.26% - 0.50%]	[0.10	%]
[0.51% - 0.75%]	[0.25	%]
[0.76% - 1.00%]	[0.40	%]
[1.01% - 1.25%]	[0.65	%]
[1.26%+]	[??	]

ICC21-DLIC-VA-ABPGLWBFLEX-02-IC	[3-E]

FORM OF	Exhibit (4)(r)(1)

Designated Investment Option Subaccount Listing:

[AB VPS Balanced Wealth Strategy

American Funds IS® Asset Allocation

American Funds IS® Global Balanced

BlackRock iShares Dynamic Allocation V.I.

BlackRock Global Allocation V.I.

Columbia VP Balanced

First Trust/Dow Jones Dividend & Income Allocation

Franklin Allocation VIP

Franklin Income VIP

Invesco Oppenheimer VI Conservative Balanced

Invesco VI Core Plus Bond

Janus Henderson VIT Balanced

JPMorgan Insurance Trust Income Builder

MFS® VIT III Conservative Allocation

MFS® VIT III Moderate Allocation

MFS® VIT Total Return

Morgan Stanley VIF Global Strategist

Putnam VT George Putnam Balanced

Putnam VT Global Asset Allocation

QS Variable Conservative Growth]

ICC21-DLIC-VA-ABPGLWBFLEX-02-IC	[3-E]